                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

               AMENDMENT TO EMPLOYMENT AGREEMENT dated February 1, 1996, by and between Surge Components, Inc., a New York corporation, with its principal place of business at 1016 Grand Boulevard, Deer Park, New York 11729 (the "Company") and Ira Levy residing at 2441 Riverside Dr., Wantagh, New York 11793 (the "Executive").

                              W I T N E S S E T H :
                              --------------------

                        WHEREAS, the Company and the Executive entered into an employment agreement dated February 1, 1996 with an initial term of five years, and

                        WHEREAS, the Company and the Executive wish to extend the term of the agreement.

                        NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein and for other good and valuable consideration by each of the parties, the parties hereby agree as follows:

               Section 2 is replace in its entirety with the following:

               2. Term. The term of this Agreement shall continue until July 30, 2003; provided however, that on July 30th of each successive year of the Agreement, the Agreement shall renew for one additional year so that on each July 30th, there will be five years remaining on the term of the Agreement, unless the Executive is terminated pursuant to Section 11 hereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the 4th day of March 1998.


"EXECUTIVE"                                               "COMPANY"

                                                          SURGE COMPONENTS, INC.



/s/ Ira Levy                                     By: /s/ Steven Lubman
-----------------------------                      -----------------------------
Ira Levy                                           Steven Lubman, Vice President